Elanco Animal Health Incorporated
Amended and Restated
2018 Elanco Stock Plan
Restricted Stock Unit Award Agreement
(Non-Employee Directors)

This Restricted Stock Unit Award is granted on __________ __, 2026 (“Grant Date”) by Elanco Animal Health Incorporated, an Indiana corporation (“Elanco” or the “Company”), to the Eligible Individual who has received this Restricted Stock Unit Award Agreement (the “Grantee”).

Number of Shares:     Log into UBS account at
https://onlineservices.ubs.com/wma/epas/resources

Grantee:

Scheduled Vesting Date:     100% on the earlier of the next annual stockholders’ meeting following the Grant Date or the one (1) year anniversary of the Grant Date

(except as otherwise provided in this
Restricted Stock Unit Award Agreement)
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Table of Contents

Section 1.    Grant of Restricted Stock Units    1
Section 2.    Vesting    1
Section 3.    Change in Control    2
Section 4.    Settlement    2
Section 5.    Rights of the Grantee    2
Section 6.    Prohibition Against Transfer    3
Section 7.    Responsibility for Taxes    3
Section 8.    Section 409A Compliance    3
Section 9.    Nature of Grant    4
Section 10.    Data Privacy    4
Section 11.    Additional Terms and Conditions    6
Section 12.    Miscellaneous Provisions    6
Section 13.    Governing Law and Venue    7
Section 14.    Award Subject to Acknowledgement of Acceptance    8
Appendix        1
    Page i
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Section 1.Grant of Restricted Stock Units
Elanco, an Indiana corporation (“Elanco” or the “Company”), has granted to the Eligible Individual who has received this Restricted Stock Unit Award Agreement (the “Grantee”) an award of restricted stock units (the “Restricted Stock Units” or the “Award”) with respect to the number of shares of Elanco Common Stock (the “Shares”) referenced on the first page of this document, pursuant to and subject to the terms and conditions set forth in the Amended and Restated 2018 Elanco Animal Health Incorporated Stock Plan (the “Plan”), the Directors’ Deferral Sub-Plan of the Plan (the “Directors’ Plan”) and to the terms and conditions set forth in this Restricted Stock Unit Award Agreement, including any appendices, exhibits and addenda hereto (the “Award Agreement”). In the event of any conflict between the terms of the Plan or the Directors’ Plan and this Award Agreement, the terms of the Plan or the Directors’ Plan shall govern unless otherwise stated in the Plan or Directors’ Plan.
Any capitalized terms used but not defined in this Award Agreement shall have the meanings set forth in the Plan or Directors’ Plan, as applicable.
Section 2.Vesting
a.The Award shall vest as to all or a portion of the Award at the close of business in Indiana, U.S.A. on the earliest of the following dates (each, a “Vesting Date”):
i.    the Scheduled Vesting Date set forth on the first page of this document;
ii.    the date of the Grantee’s termination of Service due to the Grantee’s death or Disability, as defined below; or
iii.    the date of the Grantee’s termination of Service due to a Qualifying Termination, as defined below.
b.In the event the Grantee’s Service is terminated due to the Grantee’s death, any unvested portion of the Award will immediately accelerate and vest in full.
c.In the event the Grantee’s Service is terminated due to Disability or a Qualifying Termination, a pro-rata portion of the Award will accelerate and immediately vest based on the ratio of (x) the number of calendar days from the Grant Date to the termination of Service date over (y) 365.
d.For purposes of this Award Agreement, “Disability” means the Grantee is unable to carry out the responsibilities and functions of the Grantee’s position as a result of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. In addition, for purposes of this Award Agreement, a “Qualifying Termination” means a Grantee’s termination of Service as a Non-Employee Director as required by the Board’s governance requirements, as determined by the Board; provided that any voluntary resignation or termination for Cause shall not be a Qualifying Termination. “Cause” means a determination by a majority of the disinterested Board members that the Grantee has engaged in any of the following in connection with Grantee’s Services as a Non-Employee Director: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the Grantee’s Director appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of meetings in advance.

e.Any portion of the Award that does not vest pursuant to Section 2(a), 2(b) or 2(c) shall be forfeited upon the Grantee’s termination of Service. Further, in the event the Grantee’s Service is terminated prior to the Scheduled Vesting Date for any reason or in any circumstance other than those specified in Section 2(a), 2(b) or 2(c) above, any unvested portion of the Award shall be forfeited.
Section 3.Change in Control
The provisions of Section 13.2 of the Plan apply to this Award with the following modifications:
a.The only Change in Control event that shall result in a benefit under Section 13.2 of the Plan or this Section 3 shall be a “Transaction” as defined in Section 2.6(c) of the Plan.
b.In the event of a Transaction, the Award shall vest automatically in full.
c.If the Grantee is entitled to receive stock of the acquiring entity or successor to the Company as a result of the application of this Section 3, then references to Shares in this Award Agreement shall be read to mean stock of the successor or surviving corporation, or a parent or subsidiary thereof, as and when applicable.
Section 4.Payout of Award
a.Except as set forth in subsection (c) below, at such time as the Award vests, if ever, the Restricted Stock Units shall be deferred and credited to the applicable Deferred Stock Account as provided under the Directors’ Plan. Such Deferred Stock Account shall be paid to the Grantee in the month following the Grantee’s Separation from Service in a lump sum, or in accordance with any deferral elections made by the Grantee under the Directors’ Plan and in accordance with the requirements of Section 409A of the Code.
b.At the time of settlement provided in this Section 4, the Company shall issue or transfer Shares, as contemplated under the Directors’ Plan to the Grantee.
c.If the Award vests pursuant to Section 3(b), then the Award shall be paid to the Grantee as soon as practicable and in no event later than seventy-five (75) days after the Vesting Date, by the issuance or transfer of Shares. In the event of the death of the Grantee prior to the Scheduled Vesting Date, the distribution of Shares described above shall be made to the successor of the Grantee by will or the applicable laws of descent and distribution.
Section 5.Rights of the Grantee
a.No Shareholder Rights. Except as otherwise provided in the Directors’ Plan, the Restricted Stock Units do not entitle the Grantee to any rights of a shareholder of the Company until such time as Shares are issued or transferred to the Grantee in connection with the payout of Restricted Stock Units.
b.No Trust; Grantee’s Rights Unsecured. Neither this Award Agreement nor any action in accordance with this Award Agreement shall be construed to create a trust of any kind. The right of the Grantee to receive payments of cash or Shares pursuant to this Award Agreement shall be an unsecured claim against the general assets of the Company.
Section 6.Prohibition Against Transfer
The right of a Grantee to receive payments of Shares and/or cash under this Award may not be transferred except to a duly appointed guardian of the estate of the Grantee or to a successor of the Grantee by will or the applicable laws of descent and distribution and then only subject to the provisions of this Award Agreement. A Grantee may not assign, sell, pledge, or otherwise transfer Shares or cash to which the Grantee may be entitled hereunder prior to transfer or payment thereof to the Grantee, and any such attempted assignment, sale, pledge or transfer shall be void.
Section 7.Responsibility for Taxes
a.Regardless of any action the Company takes with respect to any or all income tax (including federal, state, local and non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units and the lapse of restrictions, the transfer and issuance of any Shares, the receipt of any cash payment pursuant to the Award, the receipt of any dividends and the sale of any Shares acquired pursuant to this Award; and (ii) does not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Grantee becomes subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Tax withholding, if any, shall be in accordance with the terms of the Directors’ Plan, except as otherwise required by applicable law.
Section 8.Section 409A Compliance
To the extent applicable, it is intended that this Award and any payments provided pursuant to this Award be exempt from or comply with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance issued thereunder (“Section 409A”) and this Award shall be interpreted and administered by the Committee in a manner consistent with this intent. Each amount to be paid or benefit to be provided under this Award Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Notwithstanding anything contained in this Award Agreement to the contrary, to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A, (i) if any amount is payable under this Agreement upon a termination of Service, a termination of Service will be deemed to have occurred only at such time that the Grantee experiences a “separation from service” from the Company within the meaning of Section 409A, and (ii) if the Grantee is a “specified employee” under Section 409A, amounts that would otherwise be payable pursuant to this Award Agreement during the six (6) month period immediately following Grantee's “separation from service” shall instead be paid on the first business day after the date that is six (6) months following Grantee's separation from service (or, if earlier, Grantee's date of death).
Section 9.Nature of Grant
In accepting the grant, Grantee acknowledges, understands and agrees that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;
b.the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu thereof, even if Restricted Stock Units have been granted in the past;
c.all decisions with respect to future awards of Restricted Stock Units or other awards, if any, will be at the sole discretion of the Board;
d.neither the Award nor any provision of this Award Agreement, the Plan or the policies adopted pursuant to the Plan, confer upon the Grantee any right with respect to employment or service and the Award shall not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;
e.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
f.no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Grantee ceasing to provide services to the Company (for any reason whatsoever, whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where the Grantee resides or the terms of Grantee’s employment or other service agreement, if any);
g.unless otherwise provided in the Plan or by the Committee in its discretion, the Award and the benefits evidenced by this Award Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
h.none of the Company, or any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or any amounts due to the Grantee pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.
Section 10.Data Privacy
a.Data Collection and Usage. The Company may collect, process and use certain personal information about the Grantee, and persons closely associated with the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Grantee’s consent. Where required under Applicable Laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure is the Applicable Laws.
b.Stock Plan Administration Service Providers. The Company transfers Data to UBS Financial Services Inc. and/or its affiliated companies (“UBS”), an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. The Company requires UBS to enter into a written agreement obligating UBS to maintain a level of data protection and security standards that are comparable to those implemented by the Company. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Grantee may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
c.International Data Transfers. The Company and its service providers are based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company will nevertheless take steps to ensure an adequate level of protection and compliance with Applicable Laws irrespective of where the information is accessible or stored. The Company’s legal basis, where required, for the transfer of Data is the Grantee’s consent.
d.Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
e.Data Subject Rights. The Grantee understands that data subject rights regarding the processing of Data vary depending on Applicable Law and that, depending on where the Grantee is based and subject to the conditions set out in such Applicable Law, the Grantee may have rights that include, but are not limited to, the right to (i) inquire whether and what kind of Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Grantee’s Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and (vi) request portability of the Grantee’s Data that the Grantee has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or the Grantee’s employment and is carried out by automated means. These rights may be subject to exceptions, limitations, or additional conditions under Applicable Law. In case of concerns, the Grantee understands that Grantee may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights, the Grantee understands that Grantee should contact privacy@elancoah.com or Grantee’s local human resources representative.
f.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s salary or compensation from or employment and career with the Company will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant this Award or other awards to the Grantee or administer or maintain such awards.
g.Declaration of Consent. By accepting the Award and indicating consent via the Company’s online acceptance procedure, the Grantee is declaring that Grantee agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
Section 11.Additional Terms and Conditions
a.Country-Specific Conditions. The Award shall be subject to the Applicable Laws and any special terms and conditions set forth in any Appendix to this Award Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.
b.Insider Trading / Market Abuse Laws. The Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and the Grantee’s country of residence, which may affect the Grantee’s ability to directly or indirectly, for the Grantee or for a third party, acquire or sell, or attempt to sell, or otherwise dispose of Shares or rights to acquire Shares (e.g., Restricted Stock Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as determined under the laws or regulations in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should consult with Grantee’s personal legal advisor on this matter.
Section 12.Miscellaneous Provisions
a.Notices and Electronic Delivery and Participation. Any notice to be given by the Grantee or successor Grantee shall be in writing, and any notice or payment shall be deemed to have been given or made only upon receipt thereof by the Corporate Secretary of the Company at the Elanco Animal Health Global Headquarters, Indiana, U.S.A. Any notice or communication by the Company in writing shall be deemed to have been given in the case of the Grantee if mailed or delivered to the Grantee at any address specified in writing to the Company by the Grantee and, in the case of any successor Grantee, at the address specified in writing to the Company by the successor Grantee. In addition, the Company may, in its sole discretion, decide to deliver any documents related to the Award and participation in the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. By accepting this Award, the Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
b.Language. Grantee acknowledges that Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Award Agreement. If the Grantee has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
c.Waiver. The waiver by the Company of any provision of this Award Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of that provision or any other provision of this Award Agreement at any subsequent time or for any other purpose.
d.Severability and Section Headings. If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan. The section headings in this Award Agreement are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this instrument.
e.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares. The Grantee should consult with Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
Section 13.Governing Law and Venue
The validity and construction of this Award Agreement shall be governed by the laws of the State of Indiana, U.S.A. without regard to laws that might cause other law to govern under applicable principles of conflict of laws. For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Indiana, and agree that such litigation shall be conducted in the courts of Marion County, Indiana, or the federal courts for the United States for the Southern District of Indiana, and no other courts, where this Award is granted and/or to be performed.
Section 14.Award Subject to Acknowledgement of Acceptance
Notwithstanding any provisions of this Award Agreement, the Award is subject to acknowledgement of acceptance by the Grantee on or prior to 4:00 PM (EDT) on the 60th day after the Grant Date, through the website of UBS, the Company’s stock plan administrator. If the Grantee does not acknowledge acceptance of the Award prior to 4:00 PM (EDT) on or prior to the 60th day after the Grant Date, the Award will be cancelled, subject to the Committee’s discretion for unforeseen circumstances, provided, however, if the Grantee’s Service is terminated due to a Qualifying Termination prior to the 60th day after the Grant Date, the Award will not be cancelled and will be deemed accepted on behalf of the Grantee or the Grantee’s legal successor.
IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in Indianapolis, Indiana, by its proper officer.
ELANCO ANIMAL HEALTH INCORPORATED

/s/ Jeffrey N. Simmons
President, Chief Executive Officer and Director

Appendix to

Elanco Animal Health Incorporated
Restricted Stock Unit Award Agreement

This Appendix includes special terms and conditions applicable to the Grantee’s country. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Award Agreement to which it is attached. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing (or is considered as such for local law purposes), or if the Grantee transfers employment or residency to a different country after the Award is granted, Elanco will, in its discretion, determine the extent to which the terms and conditions herein will apply. This Appendix also includes other information relevant to the Award.
Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix.
The Grantee should be aware that Grantee may be required to take certain steps to comply with Applicable Laws in the Grantee’s country in connection with the Award. For example, exchange control, foreign asset and/or account and/or other tax reporting obligations may apply to the Grantee upon receipt of the Award or the Shares subject to the Award or upon the sale of Shares. For more information regarding such obligations, the Grantee should refer to the Employee Information Supplement for the Grantee’s country, if any. The Grantee should also consult with Grantee’s own personal tax and legal advisors to determine what, if any, obligations exist with respect to the Award and/or the acquisition or sale of Shares. Neither the Company nor the Employer is responsible for any failure on the part of the Grantee to be aware of or comply with Applicable Laws.
*****

ARGENTINA
Notifications
Securities Law Information. The Award and the Shares to be issued pursuant to the Award are offered as a private transaction and are not listed on any stock exchange in Argentina. This offering is not subject to a prospectus requirement in Argentina.
Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. The Grantee is solely responsible for complying with any applicable exchange control rules and should consult with Grantee’s personal legal advisor prior to remitting proceeds from the sale of Shares or cash dividends paid on Shares.
AUSTRALIA
Terms and Conditions
Securities Law Information. Additional details regarding the offer of the Award are set out in the Australian Offer Document, a copy of which is attached to this Appendix for Australia as Annex 1.
Breach of Law. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Grantee will not be entitled to, and shall not claim, any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001, any other provision of that act, or any other applicable statute, rule or regulation that limits or restricts the provision of such benefit.
Notifications
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding the specified AUD threshold and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Grantee.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Ctch) applies (subject to the conditions in that act).
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Annex 1 to Appendix for Australia
AUSTRALIA - OFFER DOCUMENT
ELANCO ANIMAL HEALTH INCORPORATED
RESTRICTED STOCK UNIT AWARD AGREEMENT

The Company is providing the Grantee an offer to participate in the Plan. This offer sets out information regarding the grant of Restricted Stock Unit Awards to Australian resident employees of the Company and its Affiliates. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in the Award Agreement, the Grantee is also being provided with copies of the following documents (collectively, the “Additional Documents”):
1.Notification regarding Award;
2.Plan;
3.Information Summary/Prospectus; and
4.Employee Information Supplement for Australia
The Additional Documents provide further information to help the Grantee make an informed investment decision about participating in the Plan. Neither the Plan nor the Information Summary/Prospectus is a prospectus for purposes of the Corporations Act 2001.
The Grantee should not rely upon any oral statements made in relation to this offer. The Grantee should rely only upon the statements contained in the Award Agreement and the Additional Documents when considering participation in the Plan.
Securities Law Notification
Investment in Shares involves a degree of risk. Grantees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Award Agreement and the Additional Documents.
The information contained in this offer is general information only. It is not advice or information that takes into account the Grantee’s objectives, financial situation and needs.
The Grantee should consider obtaining Grantee’s own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.
Additional Risk Factors for Australian Residents
The Grantee should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Common Stock. For example, the price at which the Common Stock is traded on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the Common Stock will increase. Factors which may affect the price of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
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For information about factors that could affect Elanco’s business and financial results, refer to the risk factors discussion in Elanco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov and https://investor.elanco.com/financials/sec-filings/default.aspx, and upon request to the Company.
In addition, the Grantee should be aware that the Australian dollar value of any Shares acquired pursuant to the Award will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of the Common Stock is entitled to one vote for each Share held.
Dividends may be paid on the Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board.
The Common Stock is traded on the New York Stock Exchange in the United States of America under the symbol “ELAN.”
The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares
The Grantee may ascertain the current market price of the Common Stock as traded on the New York Stock Exchange at http://www.nyse.com/ under the symbol “ELAN.” The Australian dollar equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This is not a prediction of what the market price of the Common Stock will be on any applicable vesting date or when Shares are issued to the Grantee or at any other time or of the applicable exchange rate at such time.
BELGIUM
Notifications
Stock Exchange Tax. A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary. The stock exchange tax likely applies when Shares are sold. The Grantee should consult with the Grantee’s personal tax advisor to determine the Grantee’s obligations with respect to the stock exchange tax.
Asset and Account Reporting. Belgian residents are required to report on their annual tax return any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium. Belgian residents also are required to provide to the National Bank of Belgium details of any foreign securities or bank accounts (including the account number, bank name and country in which such account was opened). The report (and instructions for completing it) is available on the National Bank of Belgium website, www.nbb.be, through the Kredietcentrales/Centrales des crédits link. The
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Grantee should consult with the Grantee’s personal advisor to ensure compliance with applicable reporting obligations.
Annual Securities Account Tax Information. An annual securities account tax may apply if the total value of securities held in a Belgian or foreign securities account exceeds a specified amount on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In that case, the tax will be due on the value of the qualifying securities held in such account. The Grantee should consult with the Grantee’s professional tax or financial advisor for more information regarding the Grantee’s annual securities accounts tax payment obligations.

BRAZIL
Terms and Conditions
Nature of Grant. This provision supplements Section 9 of the Award Agreement:
By accepting the Award, the Grantee agrees that (i) Grantee is making an investment decision, (ii) the Shares will be issued to the Grantee only if the vesting conditions are met and any necessary Services are rendered between the Grant Date and each applicable Vesting Date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee.
Labor Law Acknowledgment. The Grantee agrees, for all legal purposes, (i) the benefits provided under the Award Agreement and the Plan are the result of commercial transactions unrelated to the Grantee’s employment; (ii) the Award Agreement and the Plan are not a part of the terms and conditions of the Grantee’s employment; and (iii) the income from the Award or Shares, if any, is not part of the Grantee’s remuneration from employment.
Compliance with Law. By accepting the Award, the Grantee agrees to comply with all applicable Brazilian laws and agrees to report and pay any and all applicable taxes associated with the Award and the sale of the Shares and the receipt of any dividends paid on Shares acquired under the Plan.
Notifications
Exchange Control Information. If the Grantee is resident or domiciled in Brazil, the Grantee may be required to submit to the Central Bank of Brazil an annual declaration of assets and rights held outside of Brazil if the aggregate value of such assets and rights equals or exceeds an amount designated by the Bank of Brazil. Quarterly reporting is required if such amount exceeds a designated amount. Assets and rights that must be reported include Shares, and may include Restricted Stock Units granted under the Plan. The Grantee is responsible for complying with any applicable exchange control laws.
Tax on Financial Transactions. Repatriation of funds (such as proceeds from the sale of Shares) into Brazil and the conversion of USD into BRL associated with such a fund transfer may be subject to the Tax on Financial Transactions. The Grantee is responsible for complying with any applicable Tax on Financial Transactions resulting from the Grantee’s participation in the Plan.
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CANADA
Terms and Conditions
Award Payable Only in Shares. The Award shall be paid in Shares only and does not provide the Grantee with any right to receive a cash payment.
Nature of Grant. The following provision replaces Section 9(f) of the Award Agreement:
f.the Award and any Shares subject to the Award, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave pay, pension or welfare or retirement benefits or similar mandatory payments unless explicitly required by the applicable employment standards legislation;
Termination of Service. The following provision replaces Section 9(k) of the Award Agreement:
k.    for purposes of the Award, the Grantee’s employment will be considered terminated as of the date Grantee is no longer actively providing services to the Company, an Employer or an Affiliate, and the Grantee’s right, if any, to vest in and be paid any portion of the Award after such termination of employment or services (regardless of the reason for such termination and whether or not such termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) will be measured by the date the Grantee ceases to actively provide services and will not be extended by any notice period. For the purposes of this Award “actively providing services” or “actively provide services” includes any period of notice period during which the Grantee provides services to the Company, an Employer or an Affiliate, as an employee and any minimum period of notice given or required under the applicable employment standards legislation, but does not include any other period of notice or severance that was, or ought to have been given, under an employment agreement, policy or any other applicable law. For greater certainty, no period of time after the Grantee is no longer actively providing services to the Company, an Employer or an Affiliate will be used to determine the Grantee’s participation in this Plan and the Grantee will not earn or be entitled to any pro-rated vesting if the vesting date is after the end of the Grantee’s minimum statutory notice period;
The following terms and conditions apply to employees resident in Ontario:
The first sentence of Section 11(d) is modified to read as follows:
This Section 11(d) shall apply only if the Grantee is an executive of the Company (as defined by the Employment Standards Act, 2000) and experiences a Qualifying Termination or Retirement that affects this Award.
The following terms and conditions apply to employees resident in Quebec:
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Language. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. This provision supplements Section 10 of the Award Agreement:
The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant and necessary information from personnel, professional or non-professional, involved in the administration and operation of the Plan. The Grantee further authorizes the Company and any Affiliate and the Committee to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Grantee’s employee file.
Notifications
Securities Law Information. The Grantee is permitted to sell Shares acquired under the Plan through UBS or such other broker designated under the Plan, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Company’s Shares are listed. The Company’s Shares are currently traded on the New York Stock Exchange (“NYSE”) which is located outside of Canada, under the ticker symbol “ELAN”, and Shares acquired under the Plan may be sold through this exchange.
Foreign Asset/Account Reporting Information. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including Restricted Stock Units and Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds the applicable limit at any time in the year. The form must be filed by April 30 of the following year. Restricted Stock Units must be reported – generally at a nil cost – if the applicable limit is exceeded because of other foreign property the Grantee holds. If Shares are acquired, their cost generally is the adjusted cost basis of the Shares. The adjusted cost basis normally would equal the fair market value of the Shares at vesting, but if the Grantee owns other Shares, this adjusted cost basis may require averaging with the adjusted cost basis of the other Shares. The Grantee should consult with the Grantee’s personal tax advisor to ensure compliance with applicable reporting requirements.
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CHILE
Notifications
Securities Law Notice. The grant of the Award constitutes a private offering in Chile effective as of the date of the Award Agreement. This offer of the Award is made subject to General Ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). This offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Award is not registered in Chile, the Company is not required to provide public information about the Award or Shares in Chile. Unless the Award and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de los Derechos de Acciones Restringidas constituye una oferta privada de valores en Chile se inicia en la fecha de este documento. Esta oferta de los Derechos de Acciones Restringidas se acoge a las disposiciones de la norma de Carácter General Nº 336 de la Comisión para el Mercado Financiero (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de los Derechos de Acciones Restringidas no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública respecto de los mismos. Estos Derechos de Acciones Restringidas no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Information. Exchange control regulations in Chile may apply to the Grantee’s award, and are subject to change. The Grantee should consult with the Grantee’s personal legal advisor regarding any exchange control obligations that the Grantee may have in connection with the vesting of the Restricted Stock Units, cash dividends or dividend equivalent payments, or the sale of Shares acquired at vesting.

CHINA
Terms and Conditions
This provision supplements Section 2 of the Award Agreement:
To facilitate compliance with any Applicable Laws or regulations in China, the Grantee agrees and acknowledges that the Company (or a brokerage firm instructed by the Company) is entitled to sell any or all Shares issued to the Grantee on or as soon as practicable after the applicable Vesting Date or other vesting event (on behalf of the Grantee and at the Grantee’s direction pursuant to this authorization), either immediately after such Shares are issued to the Grantee or when the Grantee ceases Service or transfers employment to a Company entity outside of China or at such other time as the Company may determine is necessary or advisable to facilitate compliance with Applicable Laws or the administration of the Plan. The Grantee also agrees to sign any forms and/or consents that may be required by the Company and acknowledges that neither the Company nor the brokerage firm is under any obligation to arrange for such sale of the Shares at any particular price. In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Grantee in accordance with applicable exchange control laws and regulations.
Exchange Control Restrictions. The Grantee understands and agrees that, due to exchange control laws in China, the Grantee will be required to immediately repatriate to China any funds (e.g.,
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proceeds from the sale of Shares) received pursuant to this Award. The Grantee further understands that such repatriation of the funds may need to be effected through a special exchange control account established by the Company or any Affiliate. The Grantee hereby consents and agrees that any funds received pursuant to this Award may be transferred to such special account prior to being delivered to the Grantee’s personal account. The Grantee also understands that the Company will deliver the funds to the Grantee as soon as possible, but there may be delays in distributing the funds to the Grantee due to exchange control requirements in China. Funds may be paid to the Grantee in U.S. dollars or local currency at the Company’s discretion. If the funds are paid to the Grantee in U.S. dollars, the Grantee will be required to set up a U.S. dollar bank account in China so that the funds may be deposited into this account. If the funds are paid to the Grantee in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the funds to local currency due to exchange control restrictions. The Grantee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Neither the Company nor any Affiliate shall be liable for any costs, fees, lost interest or dividends or other losses the Grantee may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Award Agreement and the Shares in accordance with Chinese law, including, without limitation, any applicable State Administration of Foreign Exchange (“SAFE”) rules, regulations and requirements.
Additional Restrictions.  The Award will not vest and the Shares will not be issued at vesting unless the Company determines that such vesting and the issuance and delivery of Shares complies with all relevant provisions of law. The Company is under no obligation to vest the Award and/or issue Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time the Grantee vests in the Award.
COLOMBIA
Terms and Conditions
Nature of Grant. This provision supplements Section 9 of the Award Agreement:
In accepting the Award, the Grantee acknowledges, understands and agrees that, pursuant to Article 128 of the Colombian Labor Code, the Award and any payment the Grantee receives pursuant to the Award do not constitute a component of “salary” and will not be considered as a salary nature payment for any legal purpose.  Therefore, the Award and any related benefit will not be included and/or considered for purposes of calculating any labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Award Agreement should be construed as making a public offer of securities in Colombia.
Exchange Control Information.  Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval. However, the Grantee’s investments held abroad,
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including Shares, must be registered with the Central Bank (Banco de la Republica), regardless of the value of such investments.
CZECH REPUBLIC
Notifications
Exchange Control Information.  The Czech National Bank may require the Grantee to provide notification in relation to the acquisition of Shares and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Grantee should consult the Grantee’s personal legal advisor prior to the vesting of the Restricted Stock Units and the sale of Shares to ensure compliance with current regulations. The Grantee is responsible for complying with any applicable exchange control laws.
DENMARK
Terms and Conditions
Nature of Grant.  This provision supplements Section 9 of the Award Agreement:

In accepting the Award, the Grantee acknowledges, understands and agrees that it relates to future services to be performed and is not a bonus or compensation for past services.
Stock Option Act. In addition to the Plan and the Agreement, the Grantee must review the Employer Statement (Denmark) provided under the Danish Act on the Use of Rights to Purchase or Subscribe for Shares in the Employment Relationship, as amended as of January 1, 2019 (the “Stock Option Act”) for important information applicable to the Award.  This document is accessible on the UBS website at https://onlineservices.ubs.com/wma/epas/resources. By accepting the Award, the Grantee acknowledges that Grantee has received an Employer Statement, translated into Danish, which includes a description of the terms of the Award as required by the Danish Stock Option Act.

EGYPT
Notifications
Exchange Control Information.  If the Grantee transfers funds into Egypt in connection with Restricted Stock Units or Shares, the Grantee will be required to transfer the funds through a registered bank in Egypt.

FRANCE
Terms and Conditions
Award Not French-Qualified. The Award is not intended to be “French-qualified,” i.e., it is not intended to qualify for specific tax and/or social security treatment in France.
Language Consent. In accepting the Award, the Grantee confirms having read and understood the documents relating to the Award (the Plan and the Award Agreement, including this Appendix), which were provided in English. The Grantee accepts the terms of those documents accordingly.
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Consentement Relatif à la Langue Utilisée. En acceptant cette Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan le Contrat d’Attribution incluant cette Annexe), qui ont été remis en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en conséquence.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of the applicable amount designated by the German Federal Bank (“Bundesbank”) must be reported monthly to the Bundesbank. With respect to payments in connection with securities (including proceeds realized upon the sale of Shares or from the receipt of dividends paid on such Shares), the report must be made by the 7th working day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) is accessible via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Grantee is responsible for complying with applicable exchange control requirements.
INDIA
Notifications
Exchange Control Information. The Grantee is required to repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within any time frame prescribed under applicable Indian exchange control laws, as may be amended from time to time. The Grantee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Grantee’s employer requests proof of repatriation. It is the Grantee’s responsibility to comply with applicable exchange control laws in India.
INDONESIA
Terms and Conditions
Language Consent and Notification.  By accepting the Award, the Grantee (i) confirms having read and understood the documents relating to the grant (i.e., the Notification of Grant, the Plan and the Award Agreement) which were provided in the English language, (ii) accepts the terms of those documents, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa.  Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).
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Notifications
Exchange Control Information.  Indonesian residents are required to provide the Indonesian central bank (Bank Indonesia) information about foreign exchange activities. If there is any change to foreign assets held (including Shares acquired under the Plan), the Grantee must report such change online through the Bank Indonesia website no later than the 15th day of the month following the month in which the foreign exchange activity occurs.
If the Grantee remits proceeds from the sale of Shares or the receipt of any dividends paid on such Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to Bank Indonesia for statistical reporting purposes. For transactions that equal or exceed the USD threshold amount, a more detailed description of the transaction must be included in the report and the Grantee may be required to provide information about the transaction to the bank to complete the transaction.
ITALY
Terms and Conditions
Plan Document Acknowledgment. In accepting the Award, the Grantee acknowledges that Grantee has received a copy of the Plan, has reviewed the Plan and the Award Agreement (including this Appendix) in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement (including this Appendix).
Notifications
Foreign Asset/Account Reporting Information. Italian residents who hold investments abroad or foreign financial assets (e.g., cash, Shares) during the fiscal year that may generate income taxable in Italy are required to report such information on their annual tax returns (UNICO form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares), are beneficial owners of an investment or foreign financial asset pursuant to Italian money laundering provisions. The Grantee should consult with the Grantee’s personal tax advisor to ensure compliance with applicable reporting obligations.
Tax on Foreign Financial Assets. The value of the financial assets (such as Shares) held by Italian residents outside of Italy may be subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (such as Shares) assessed at the end of the calendar year and is subject to proration for the portion of the year that the Grantee holds the Shares received at settlement. The value of financial assets held abroad must be reported in Form RM of the annual return. The Grantee should consult with the Grantee’s personal tax advisor for additional information on the tax on foreign financial assets.
LEBANON
Terms and Conditions
Securities Law Information. The Plan does not constitute the marketing or offering of securities In Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offers under the Plan are being made only to Eligible Individuals.
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MALAYSIA
Notifications
Director Notification Information. If the Grantee is a director of a Malaysian Affiliate, Grantee is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Grantee receives or disposes of an interest (e.g., the Award or Shares) in the Company or a related company. This notification must be made within fourteen (14) days after acquiring or disposing of any interest in the Company or a related company.
MEXICO
Terms and Conditions
Acknowledgement of the Award Agreement. By accepting the Restricted Stock Unit Award, the Grantee acknowledges that Grantee has received a copy of the Plan and the Award Agreement, including this Appendix, which Grantee has reviewed. The Grantee further acknowledges that Grantee accepts all the provisions of the Plan and the Award Agreement, including this Appendix. The Grantee also acknowledges that Grantee has read and specifically and expressly approves the terms and conditions set forth in the “Grantee’s Acknowledgement” section of the Award Agreement, which clearly provide as follows:
(1)    The Grantee’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and the Grantee’s participation in it are offered by the Company on a wholly discretionary basis;
(3)    The Grantee’s participation in the Plan is voluntary; and
(4)    The Company and its Affiliates are not responsible for any decrease in the value of any Shares acquired pursuant to the Restricted Stock Unit Awards.
Labor Law Acknowledgement and Policy Statement. By accepting the Award, the Grantee acknowledges that the Company, with registered offices at the Elanco Animal Health Inc. Global Headquarters, Indianapolis, Indiana, USA, is solely responsible for the administration of the Plan. The Grantee further acknowledges that Grantee’s participation in the Plan, the grant of Restricted Stock Unit Awards and any acquisition of Shares under the Plan do not constitute an employment relationship between the Grantee and the Company because the Grantee is participating in the Plan on a wholly commercial basis and Grantee’s sole employer is Elanco Salud Animal SA de CV (“Elanco-Mexico”). Based on the foregoing, the Grantee expressly acknowledges that the Plan and the benefits that Grantee may derive from participation in the Plan do not establish any rights between the Grantee and Grantee’s Employer, Elanco-Mexico, and do not form part of the employment conditions and/or benefits provided by Elanco-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment.
The Grantee further understands that Grantee’s participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Grantee’s participation in the Plan at any time, without any liability to the Grantee.
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Finally, the Grantee hereby declares that Grantee does not reserve to the Grantee any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that Grantee therefore grants a full and broad release to the Company, its subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Convenio de Concesión. Al aceptar el Premio de Desempeño, el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Naturaleza de la Concesión” del Convenio de Concesión, que claramente establece lo siguiente:
(1)    La participación del Beneficiario en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Beneficiario en el es ofrecido por la Compañía de manera completamente discrecional;
(3)    La participación del Beneficiario en el Plan es voluntaria; y
(4)    La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas de conformidad con el Premio de Desempeño.
Reconocimiento de la legislación Laboral aplicable y Declaración de la Política. Al aceptar el Premio, el Beneficiario reconoce que Company, con domicilio social en the Elanco Animal Health Global Headquarters, Indianapolis, Indiana, USA, es la única responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de Unidades de Acciones Restringidas y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Beneficiario y Company, en virtud de que el Beneficiario está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Elanco Salud Animal SA de CV (“Elanco-Mexico”). Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y su empleador, Elanco-México, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por Elanco-México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.
Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Company, por lo que Company se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad frente al Beneficiario.
Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de Company, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a E Company, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.
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Notifications
Securities Law Information.  The Award and any Shares issued under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Award may not be publicly distributed in Mexico. These materials are addressed to the Grantee because of the Grantee’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but is a private placement of securities addressed specifically to individuals who are present service providers made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NEW ZEALAND

Terms and Conditions
The Grantee has been granted an award under the Amended and Restated 2018 Elanco Animal Health Incorporated Stock Plan (“Plan”) and has been or will be provided with a description of the Plan and its terms and conditions separately from the Award Agreement. Copies of the Plan and the Plan prospectus are available at: https://onlineservices.ubs.com/wma/epas/resources. The following information is provided in compliance with an exemption under New Zealand law.

Notifications
Annual Report and Financial Statements. Grantee has the right to receive from Elanco, on request and free of charge, a copy of Elanco’s latest annual report, financial statements and audit report on those financial statements. The Grantee also can view or obtain copies of these documents electronically at the following website: https://investor.elanco.com/financials/quarterly-results/default.aspx.
Securities Law Notice. This is an offer of restricted stock units (“RSUs”). To the extent that the RSUs vest and are settled in accordance with the terms of the Plan and the Award Agreement, they will be converted into shares of Elanco common stock. The shares will give Grantee a stake in the ownership of Elanco. The Grantee may receive a return on the shares if Elanco pays dividends.
If Elanco encounters financial difficulties and is wound up, Grantee will be paid only after all creditors have been paid and may lose some or all of Grantee’s investment (if any). New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make informed decisions. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Grantee may not be given all of the information that is usually required and will have fewer other legal protections for this investment. The Grantee should ask questions, read all documents carefully, and seek independent financial advice before committing to the Award.
The RSUs are not listed, but Elanco shares are traded on the New York Stock Exchange (“NYSE”). This means that if Grantee receives Elanco shares following the vesting of RSUs, Grantee may be able to sell the shares on the NYSE if there are interested buyers. The price will depend on the demand for the shares. For information about risk factors affecting Elanco’s business that may affect the value of the shares, please refer to the risk factors discussion in Elanco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and
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Exchange Commission and are available online at www.sec.gov and https://investor.elanco.com/financials/sec-filings/default.aspx.
The Grantee may request copies of Elanco’s SEC filings free of charge by contacting Elanco. The Grantee should read the referenced materials carefully before making a decision whether to participate in the Plan and note that values generally are reported in US dollars unless otherwise specified.  In addition, Grantee should consult Grantee’s tax advisor for specific information concerning Grantee’s personal tax situation with regard to Plan participation.

PHILIPPINES
Terms and Conditions
Compliance with Law. The following provision supplements Section 3.3(h) of the Plan:
The Grantee acknowledges that the Grantee’s participation in the Plan is subject to the Company maintaining an exemption from the registration requirements under Section 10.2 of the Philippines Securities Regulation Code. Without limitation to the foregoing, the Grantee understands and agrees that the issuance and delivery of Shares pursuant to the Award will be subject to the availability of such exemption and the determination that the issuance of the Shares can been made in compliance with applicable laws, and that the Company alternatively may settle the Award in cash, in its sole discretion.

Notifications
Securities Law Notice. The risks of participating in the Plan include (without limitation) the risk of fluctuation in the price of the Shares on the New York Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and Grantee’s local currency. The value of any Shares the Grantee may acquire under the Plan may decrease below the value of the Shares at vesting and fluctuations in foreign exchange rates between the Grantee’s local currency and the U.S. Dollar may affect the value of any amounts due to Grantee pursuant to the subsequent sale of any Shares acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.
For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Grantee may refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investor.elanco.com/home/default.aspx.

The Grantee is permitted to sell Shares acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom the Grantee transfers Shares), provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the Shares are listed.
POLAND
Terms and Conditions
Award Payable in Shares. The Award is designed to be paid in Shares and does not provide the Grantee with any right to receive a cash payment.
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Change in Control. This provision supplements Section 3(c) of the Award Agreement:
For the avoidance of doubt, the application of “Cause” and “Good Reason” under this provision shall be subject to and interpreted in a manner consistent with mandatory provisions of applicable law, including Polish labor law where relevant, and shall not operate to deprive the Grantee of rights that cannot be waived under such law.
Nature of Grant. This provision supplements Section 9(k) of the Award Agreement:
For the avoidance of doubt, “actively providing services” shall include periods of statutory paid vacation leave, parental leave, and periods of sickness during which the Grantee remains protected against employment termination under applicable law, provided that such leave is taken in accordance with the Company’s policies and applicable legal requirements.
Language. This provision supplements Section 12(b) of the Award Agreement:
In accepting the Award, the Grantee confirms having read and understood the documents relating to the Award (the Plan and the Award Agreement, including this Appendix), which were provided in English. The Grantee accepts the terms of those documents accordingly.
Akceptując Nagrodę, Uczestnik potwierdza, że zapoznał się z dokumentami dotyczącymi Nagrody (Planem oraz Umową o Przyznaniu Nagrody, w tym niniejszym Załącznikiem), które zostały dostarczone w języku angielskim, oraz że je zrozumiał. Uczestnik tym samym akceptuje postanowienia tych dokumentów.
The Grantee acknowledges that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Award Agreement. If the Grantee has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Uprawniony oświadcza, że posługuje się biegle językiem angielskim lub że skonsultował się z doradcą dostatecznie biegłym w języku angielskim, tak aby umożliwiło to Uprawnionemu zrozumienie postanowień i warunków niniejszej Umowy o Przyznaniu Nagrody. Jeżeli Uprawniony otrzymał niniejszą Umowę o Przyznaniu Nagrody lub jakikolwiek inny dokument związany z Planem w tłumaczeniu na język inny niż angielski, to w przypadku rozbieżności między wersją tłumaczoną a wersją angielską, rozstrzygająca jest wersja angielska.
Acknowledgement of Acceptance. This provision supplements Section 14 of the Award Agreement:
Notwithstanding any other provision of this Award Agreement, the Award is subject to acknowledgement of acceptance by the Grantee on or prior to 4:00 PM (EDT) on the 60th day after the Grant Date, through the website of UBS, the Company’s stock plan administrator. By completing the online acceptance procedure, the Grantee makes a declaration of intent (oświadczenie woli) to accept the Award and simultaneously enters into the agreement on the terms and conditions set out in the Award Agreement, including this Appendix, the Plan and any related documents. If the Grantee does not acknowledge acceptance of the Award prior to 4:00 PM (EDT) on or prior to the 60th day after the Grant Date, the Award will be cancelled, subject to the Committee’s discretion for unforeseen circumstances, provided, however, if the Grantee’s Service is
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terminated due to a Qualifying Termination prior to the 60th day after the Grant Date, that shall not affect the deadline for the acknowledgment of acceptance of the Award.
Data Privacy. The information below supplements the data processing provisions in Section 10 of the Award Agreement. If there is any conflict between the information below and the information in Section 10, the information below shall govern.

Data Controller: The controller of your personal data is Elanco Animal Health Incorporated with its registered office at 450 Elanco Circle, Indianapolis, Indiana, USA 46221 (“Elanco” or the “Company”). The controller can be contacted via e-mail: privacy@elanco.com, by phone at 1-888-545-5973 or in writing to the address of the registered office indicated above. A Data Protection Officer has not been appointed.

Purposes of personal data processing: Your personal data shall be processed for the purposes of implementing, administering and management of the Elanco Stock Plan (the “Plan”), including:
a)verification of your eligibility to participate in the Plan;
b)awarding and administering the Restricted Stock Units or any other entitlement to shares of stock;
c)acquiring the shares of the Company;
d)exercising your rights resulting from the participation in the Plan or from holding shares in the Company;
e)proper performance of tasks resulting from servicing entities holding the Company’s shares; and
f)performing the Company’s obligations under the applicable law.

Personal data processed for the purposes of the Plan shall include in particular: Your name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor.

Legal basis for data processing: The legal basis for the processing of your personal data is:
a)fulfilling legal obligations incumbent on Elanco, resulting from the provisions of law in relation to offering the Plan;
b)Elanco’s legitimate interest in motivating employees of affiliated companies to remain employed in the Elanco group, operating the Plan, enabling contact with shareholders, verifying their identity and possible investigation or defense against claims; and
c)your consent granted by way of acceptance of the Award

Recipients of personal data: Your personal data may be transferred to other shareholders in connection with their right to view the list of shareholders. In addition, personal data may be transferred to authorized institutions and bodies, in accordance with applicable law. Personal data may also be transferred to entities maintaining and servicing brokerage accounts within the Plan and other entities processing personal data on behalf of Elanco, including, among others: operating IT systems used for the purposes indicated above and entities providing services to Elanco, including courier and postal companies, legal and financial advisors and auditors - with such entities processing data on the basis of an agreement with the Company and only in accordance with its instructions. Your personal data may also be transferred to other companies from the Elanco company group, in particular Elanco Poland Sp. z o.o. or Elanco Solution Center Sp. z o.o., as
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applicable, as your employer or contractor, for purposes related to handling your participation in the Plan.

Transfer of personal data to third countries: Elanco may transfer your data to its affiliates or service providers around the world. Some of those entities may be located in countries that have not been deemed by the European Commission to provide an adequate level of protection for personal information. However, all of them shall be required to process personal data in a manner consistent with this notice or bound by relevant safeguards applied by Elanco, in particular the agreements based on standard contractual clauses adopted by the European Commission. For additional information about the bases for the transfer and the safeguards that Elanco has in place for cross-border transfers of personal data, please contact us at privacy@elanco.com or visit https://www.elanco.com/privacy.

Period of storage of personal data: Your personal data will be stored for the period necessary to achieve the purposes set out above, and after that time for the period and to the extent required by applicable law.

Your rights: You have the following rights:
a)the right to access your data and receive a copy of your data;
b)the right to rectify (correct) your data;
c)the right to delete, restrict or object to the processing of your data;
d)the right to data portability; and
e)the right to lodge a complaint with the supervisory authority, which is the President of Personal Data Protection Office.

Obligation/voluntariness of providing data: Providing personal data is voluntary, but necessary to participate in the Plan and to achieve the above-mentioned purposes.

Profiling of personal data: Your personal data will not be profiled and will not be used for automated decision-making.

Notifications
Exchange Control Information. If the Grantee holds foreign securities (including Shares) and maintains accounts abroad, the Grantee may be required to file certain reports with the National Bank of Poland regarding transactions and balances of foreign accounts (if the value of the assets exceeds certain thresholds). The Grantee also may be required to handle funds transfers into or out of Poland through a bank in Poland. Polish residents are required to retain all documents related to foreign exchange transactions for a period of five years. The Grantee is responsible for complying with applicable exchange control requirements.
PORTUGAL
Terms and Conditions
Language Acknowledgement. The Grantee hereby expressly declares that Grantee has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Award Agreement.
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Conhecimento da Língua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Award Agreement em inglês).
Notifications
Exchange Control Information.  If the Grantee is a resident of Portugal and receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, the Grantee is responsible for submitting the report to the Banco de Portugal.
RUSSIA
Terms and Conditions
U.S. Transaction. The Grantee understands that accepting the Award and the terms and conditions of the Award Agreement will result in a contract between the Grantee and the Company completed in the United States and that the Award Agreement is governed by U.S. law. The Grantee understands and acknowledges that any Shares issued under the Plan shall be delivered to the Grantee through a brokerage account maintained outside Russia. The Grantee understands that the Grantee may hold Shares in a brokerage account outside Russia; however, in no event will Shares issued to the Grantee and/or share certificates or other instruments be delivered to the Grantee in Russia. The Grantee acknowledges and agrees that the Grantee is not permitted to sell or otherwise transfer the Shares directly to other Russian legal entities or individuals. Finally, the Grantee acknowledges and agrees that the Grantee may sell or otherwise transfer the Shares only outside Russia.
Notifications
Securities Law Information. This Appendix, the Award Agreement, the Plan and all other materials that the Grantee may receive regarding the Plan, do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. Under exchange control regulations in Russia, certain funds received outside of Russia must be repatriated to Russia as soon as the Grantee intends to use those amounts for any purpose, including reinvestment. Such funds must initially be credited to the Grantee through a foreign currency account at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.
The above-mentioned repatriation requirement may not apply with respect to cash amounts received in an account considered by the Central Bank of Russia to be a foreign brokerage account opened with a financial market institution other than a bank. Statutory exceptions to the repatriation requirement also may apply.
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Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (such as shares of foreign companies such as the Company). The Grantee should inform the Company if the Grantee is covered by these laws because the Grantee should not hold Shares under the Plan.
SLOVENIA
Terms and Conditions
Language Acknowledgment.  By accepting the Award, the Grantee acknowledges that the Grantee is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Notification of Grant, the Award Agreement and the Plan), which were provided in the English language. The Grantee accepts the terms of those documents accordingly.
Soglasje za Uporabo Angleškega Jezika. S sprejetjem dodelitve RSU Udeleženec (Participant) priznava in potrjuje, da je sposoben brati in razumeti angleški jezik ter v celoti razume pogoje dokumentov, povezanih z dodelitvijo (Obvestilo (Notice of Grant), pogodba (Award Agreement) in Naÿrt (Plan)), ki so bili posredovani v angleškem jeziku. Udeleženec skladno s tem sprejema pogoje teh dokumentov.
SOUTH AFRICA
Terms and Conditions
Securities Law Information. In compliance with South African securities law, the Grantee acknowledges that Grantee has been notified that the following documents listed below are available for the Grantee’s review at the applicable website listed below:
(1)    The Company’s most recent annual financial statement, available at: https://investor.elanco.com/financials/quarterly-results/default.aspx.
(2)    The Company’s most recent Information Summary/Prospectus, which is viewable within the Recordkeeping Information Document Library on UBS Financial Services Inc. at: https://onlineservices.ubs.com/wma/epas/resources.
The Grantee acknowledges that Grantee may have a copy of the above documents sent to the Grantee, without fee, on written request to the Secretary of the Company at the Elanco Animal Health Global Headquarters, Indianapolis, Indiana, USA.
Responsibility for Taxes. This provision supplements Section 7 of the Award Agreement:
The Grantee should contact the Grantee’s tax advisor for specific information concerning the Grantee’s personal tax situation with regard to Plan participation.
Exchange Control Information.  By accepting the Award, the Grantee acknowledges that the Grantee is solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, the Grantee should consult the Grantee’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. It is the Grantee’s responsibility to comply with South African exchange control laws, and neither the Company nor any Employer or Affiliate will be liable for any fines or penalties resulting from the Grantee’s failure to comply with applicable laws.
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SPAIN
Terms and Conditions
Vesting. This provision supplements Section 2 of the Award Agreement:
As a condition of the grant of the Award, termination of the Grantee’s Service for any reason (including for the reasons listed below but excluding for the reasons specified in Section 2(d) or (e) of the Award Agreement) will automatically result in the forfeiture and loss of the Award and the underlying Shares to the extent that the Award has not yet vested as of the date of termination of the Grantee’s Service. In particular, and without limitation to the provisions of the Award Agreement and the Plan, the Grantee understands and agrees that the Award will be cancelled without entitlement to the underlying Shares or to any amount as indemnification if the Grantee terminates employment by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause (unless such layoff falls within the meaning of a plant closing or reduction in workforce as described in Section 2(e)), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985. The Grantee acknowledges that Grantee has read and specifically accepts the vesting conditions referred to in Section 2 of the Award Agreement.
Grantee’s Acknowledgement. This provision supplements Section 9 of the Award Agreement:
The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Unit Awards under the Plan to individuals who may be Employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis except to the extent otherwise provided in the Plan and this Award Agreement. Consequently, the Grantee understands that the Restricted Stock Unit Awards are granted on the assumption and condition that the Restricted Stock Unit Awards and any Shares acquired pursuant to the Restricted Stock Unit Awards shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Unit Awards may be cancelled.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Award. The Award Agreement has not nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information.  The Grantee is responsible for complying with the exchange control regulations in Spain. The Grantee must declare the acquisition of Shares for statistical purposes to
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the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. Generally, such declaration must be filed on a D-6 form in January for Shares owned as of December 31 of each year, subject to earlier filing (within one month after the date of acquisition or sale, as applicable) if the value of the Shares or the sale proceeds exceeds the specified value threshold.
When receiving foreign currency payments in excess of the applicable value limit derived from the ownership of Shares (such as from the sale of Shares or the receipt of dividends), the Grantee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Grantee may be required to provide the institution with the following information: (i) the Grantee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required. The Grantee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed the specified value threshold.
Foreign Asset/Account Reporting Information. To the extent that the Grantee holds rights or assets (e.g. Shares and/or bank accounts) outside Spain with a value in excess of the specified value threshold (for each type of right or asset) as of December 31, the Grantee will be required to report information on such rights and assets on his or her tax return (form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than the specified amount or if the Grantee sells or otherwise disposes of any previously-reported Shares or accounts. The Grantee should consult with the Grantee’s personal tax advisor to ensure compliance with applicable reporting requirements.

SWEDEN
Terms and Conditions

Withholding Authorization.  This provision supplements Section 7 of the Award Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy withholding obligations for Tax-Related Items as set forth in Section 7 of the Award Agreement, by accepting the grant of the Restricted Stock Units, the Grantee authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Grantee at vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer is obligated to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. The grant of the Restricted Stock Unit Awards and the issuance of Shares is not intended to be publicly offered in or from Switzerland. Because this is a private offering in Switzerland, the Restricted Stock Unit Awards are not subject to registration in Switzerland. Neither this Award Agreement nor any other materials relating to the Restricted Stock Unit Awards (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federation Act
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on Financial Services, (ii) may be publicly distributed or otherwise made publicly available in Switzerland, or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
TAIWAN
Notifications
Securities Law Information. The offer of participation in the Plan is available only for Employees of the Company and its Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information.  The Grantee may acquire and remit foreign currency (including proceeds from the Shares and dividends paid on such Shares) into and out of Taiwan up to the specified USD limit per year. If the transaction amount is equal to or greater than the specified TWD limit in a single transaction, the Grantee must submit a Foreign Exchange Transaction Form and provide supporting documentation satisfactory to the remitting bank.
THAILAND
Notifications
Exchange Control Information.  The Grantee may be required to immediately repatriate and report the remittance of the proceeds from the sale of Shares or the receipt of dividends to Thailand if the proceeds realized in a single transaction exceed a value determined from time to time by the Bank of Thailand. The Grantee is responsible for complying with applicable exchange control requirements.
TURKEY
Notifications
Securities Law Information. Under Turkish law, the Grantee is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange in the United States of America, under the ticker symbol of “ELAN” and Shares acquired under the Plan may be sold through this exchange.
Financial Intermediary Information. Activity related to investments in foreign securities (such as the sale of Shares acquired under the Plan) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. The Grantee is responsible for complying with these requirements and should contact the Grantee’s personal legal advisor for information regarding the Grantee’s obligations.
UNITED KINGDOM
Terms and Conditions
Securities Law Information. Additional details regarding the offer of the Award are set out in the Information Statement Document, a copy of which is attached to this Appendix for the United Kingdom as Annex 2.
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Definitions. Certain definitions in Section 2 of the Plan are modified as described below:
•Disability. The “Disability” definition shall include (in addition to terms already set forth in the Plan), a disability defined under the Equality Act 2010 (as amended and restated from time to time).

•Employee. The “Employee” definition for purposes of awards covered by the laws of the United Kingdom shall read as follows:
“Employee” means an individual, including an officer or a Director, who is treated as a bona fide employee in the personnel records of the Company or a Subsidiary and providing Service to the Company or the Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company or a Subsidiary shall be sufficient to constitute “employment” by the Company or a Subsidiary.

•Subsidiary. The “Subsidiary” definition for purposes of awards covered by the laws of the United Kingdom shall read as follows:
“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company, provided that such corporation or other entity is a subsidiary of the Company within the meaning of Section 1166 of the United Kingdom Companies Act 2006.
Settlement. Section 4(d) of the Award Agreement shall not apply to Restricted Stock Unit Awards granted in the United Kingdom.
Responsibility for Taxes. This provision supplements Section 7 of the Award Agreement:
Without limitation to Section 7 of the Award Agreement, the Grantee agrees that Grantee is liable for all Tax-Related Items (including, for the avoidance of doubt, any interest and penalties) and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company and/or the Employer or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Grantee also agrees to indemnify and keep indemnified the Company and/or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf, and the Grantee will pay such amounts to the Company or, if requested, the Company’s Subsidiary or Affiliate, within 14 days after a written request for the same.
Notwithstanding the foregoing, if the Grantee is a director or an executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the foregoing provision will not apply. In this case, the amount of any Tax-Related Items not collected from or paid by the Grantee may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Grantee understands that Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit. Grantee acknowledges that the Company and/or the Employer (as appropriate) may recover such additional NICs at any time thereafter by any of the means referred to in Section 7 of the Award Agreement.
Joint Election. As a condition of Grantee’s participation in the Plan and vesting of the Restricted Stock Unit Awards, the Grantee agrees to accept any liability for secondary Class 1 national
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insurance contributions which may be payable by the Company and/or the Employer in connection with the Restricted Stock Unit Awards and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, by accepting this Award, the Grantee is entering into a joint election with the Company or the Employer if Grantee has not already done so, the form of such joint election being formally approved by HMRC (the “Joint Election”), a copy of which is attached to this Appendix for the United Kingdom as Annex 1, and any other required consent or election. The Grantee further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. The Grantee further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section 7 of the Award Agreement.
Restricted Stock Election. In the event that any of the shares of Common Stock purchased by a Participant fall within the meaning of “restricted securities” for the purposes of Chapter 2 of Part 7 of the United Kingdom Income Tax (Earnings & Pensions) Act 2003 (“ITEPA”), it may be a condition of such purchase that the Participant shall, at the Company’s or the Administrator’s direction, and no later than 14 days after the acquisition of such shares of Common Stock (or such longer or shorter period as HMRC may direct), enter into a joint election with their employer under Section 431(1) of ITEPA (in the form prescribed or agreed by HMRC) to: (a) disapply all restrictions attaching to such shares of Common Stock; and (b) elect to pay income tax (if any) computed by reference to the “unrestricted market value” of shares of Common Stock (as defined in ITEPA).
Nature of Grant. This provision supplements Section 9(j) of the Award Agreement:
j.    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Grantee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever including by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office, whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where the Grantee is employed or the terms of Grantee’s employment agreement, if any);
Data Protection and FATCA. This provision supplements Section 10 of the Award Agreement:
(a)     By participating in the Plan, the Participant agrees to give all such assistance and representations and supply or arrange to be supplied (including by way of updates) all such information and execute and deliver (or arrange the execution and delivery of) all such documents that the Company or any Subsidiary requests in writing for the purpose of enabling any of the Company or a Subsidiary (including the Participant’s employer) to comply with the Foreign Account Tax Compliance Act (“FATCA”), any exchange of information agreement (“IGA”), or any similar, equivalent or related applicable laws, rules or regulations in any jurisdiction. The Participant further agrees and authorizes any of the Company and any Subsidiary (including the Participant’s employer) to disclose such information to any governmental authorities (including, but not limited to, HMRC in the United Kingdom and the Internal Revenue Service in the USA) if it is required to be disclosed pursuant to FATCA, any IGA, or any similar, equivalent or related applicable laws, rules or regulations; and
(b)     For the purpose of operating the Plan in the UK, the Company and/or any Subsidiary will collect and process all information relating to Participants in accordance with the privacy notice(s) located at https://www.elanco.com/privacy.
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Annex 1 to Appendix for United Kingdom
Important Note on the Joint Election for Transfer of Liability for Employer National Insurance Contributions to the Grantee:
As a condition of the Grantee’s participation in the Amended and Restated Elanco Animal Health Incorporated 2018 Stock Plan, as amended from time to time (the “Plan”), the Grantee is required to enter into a joint election to transfer to the Grantee any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the Restricted Stock Unit Award (the “Award”) and in connection with future awards, if any, that may be granted to the Grantee under the Plan (the “Joint Election”).
By entering into the Joint Election:
•the Grantee agrees that any liability for Employer NICs that may arise in connection with or pursuant to the vesting of the Award and the acquisition of shares of common stock of Elanco Animal Health Inc. (the “Company”) or other taxable events in connection with the Award will be transferred to the Grantee; and
•the Grantee authorizes the Company and/or the Grantee’s employer to recover an amount sufficient to cover this liability by any method set forth in the Award Agreement and/or the Joint Election.
To enter into the Joint Election and to accept the Award, please select the button next to “Accept” where indicated on the Pending Acceptance screen. Please note that selecting the button next to “Accept” indicates the Grantee’s agreement to be bound by all of the terms of the Joint Election.
Please note that even if the Grantee has indicated Grantee’s acceptance of this Joint Election electronically, the Grantee may still be required to sign a paper copy of this Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Award Agreement and the Joint Election. The Grantee should print and keep a copy of this Joint Election for Grantee’s records.
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United Kingdom
Joint Election for Transfer of Liability for
Employer National Insurance Contributions to Employee
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:

A.The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock unit awards (the “Restricted Stock Unit Award”) pursuant to the Amended and Restated 2018 Elanco Animal Health Incorporated Stock Plan (the “Plan”), and

B.Elanco Animal Health Inc., an Indiana corporation, with registered offices in Indianapolis, Indiana, USA (the “Company”), which may grant Restricted Stock Unit Awards under the Plan and is entering into this Election on behalf of the Employer.

1.Introduction

1.1This Election relates to all Restricted Stock Unit Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2In this Election the following words and phrases have the following meanings:

(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)“Relevant Employment Income” from Restricted Stock Unit Awards on which Employer’s National Insurance Contributions becomes due is defined as:

(i)    an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)     an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)    any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)the acquisition of securities pursuant to the Restricted Stock Unit Awards (within the meaning of section 477(3)(a) of ITEPA);
(B)the assignment (if applicable) or release of the Restricted Stock Unit Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)the receipt of a benefit in connection with the Restricted Stock Unit Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.
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1.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Restricted Stock Unit Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by accepting the Restricted Stock Unit Award (whether in hard copy or electronically) or by accepting this Election (whether in hard copy or electronically), Grantee will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.Payment of the Employer’s Liability

3.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(a)by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(b)directly from the Employee by payment in cash or cleared funds; and/or

(c)by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Unit Awards, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to His Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or

(d)where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Unit Awards, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or

(e)by any other means specified in the applicable Restricted Stock Unit Award agreement entered into between the Employee and the Company.

3.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Restricted Stock Unit Awards until full payment of the Employer’s Liability is received.

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3.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.Duration of Election

4.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2     Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Restricted Stock Unit Awards in circumstances where section 483 of ITEPA applies.

4.3     This Election will continue in effect until the earliest of the following:

(a)the date on which the Employee and the Company agree in writing that it should cease to have effect;

(b)the date on which the Company serves written notice on the Employee terminating its effect;

(c)the date on which HMRC withdraws approval of this Election; or

(d)the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Restricted Stock Unit Awards to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.

4.4     This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

The Employee acknowledges that, by clicking on the button next to “Accept” to accept the Restricted Stock Unit Awards Agreement and this Election (or by signing the Restricted Stock Unit Awards Agreement or this Election whether in hard copy or electronically), the Employee agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position
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Schedule of Employer Companies
The employing companies to which this Election relates include:

Name:	Elanco UK AH Limited
Registered Office:	Form 2, Bartley Way Bartley Wood Business Park, Hook RG27 9XA
Company Registration Number:	11378434
Corporation Tax Reference:	4312717782
PAYE Reference:	475/FB88335
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Annex 2 to Appendix for United Kingdom
The information in this annex (together with the Additional Documents defined below) is provided by the Company to ensure compliance with the Public Offers and Admission to Trading Regulations 2024 (the “Regulations”) and, specifically, the exemption in paragraph 11 of Schedule 1 (offers of securities to directors or employees).
In addition to the information set out in this Award Agreement, the Grantee is also being provided with copies of the following documents (collectively, the “Additional Documents”):
•Notification regarding Award;
•Plan; and
•Information Summary/Prospectus.

Neither this Award Agreement nor any of the Additional Documents constitute a prospectus for purposes of the Regulations.
Common Stock
Common stock of a U.S. corporation is analogous to ordinary shares of a UK company. Each holder of Elanco Common Stock is entitled to one vote for each Share held. Dividends may be paid on the Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board. The Common Stock is traded on the New York Stock Exchange in the United States of America under the symbol “ELAN.”
Ascertaining the Market Price of Shares
The Grantee may ascertain the current market price of the Common Stock as traded on the New York Stock Exchange at http://www.nyse.com/ under the symbol “ELAN.” This is not a prediction of what the market price of the Common Stock will be on any applicable vesting date or when Shares are issued to the Grantee or at any other time or of the applicable exchange rate at such time.
For information about factors that could affect Elanco’s business and financial results, refer to the risk factors discussion in Elanco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov and https://investor.elanco.com/financials/sec-filings/default.aspx, and upon request to the Company.
In addition, the Grantee should be aware that the GBP value of any Shares acquired pursuant to the Award will be affected by the U.S. dollar/GBP exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Securities Law Notification
Investment in Shares involves a degree of risk. Grantees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Award Agreement and the Additional Documents.
When considering what action to take, the Grantee is advised to seek independent financial advice from their own stockbroker, bank manager, accountant or other independent adviser authorized under the Financial Services and Markets Act 2000.
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